Exhibit 99.1

THOMSON REUTERS STREETEVENTS
EDITED TRANSCRIPT
WOR - Worthington Industries Inc Conference Call With Chief Financial Officer

EVENT DATE/TIME: FEBRUARY 25, 2015 / 08:00PM GMT

CORPORATE PARTICIPANTS
Cathy Lyttle Worthington Industries, Inc. - VP Corporate Communications & IR
Andy Rose Worthington Industries, Inc. - VP, CFO

CONFERENCE CALL PARTICIPANTS
Luke Folta Jefferies & Company - Analyst
John Tumazos John Tumazos Very Independent Research, LLC - Analyst
Phil Gibbs KeyBanc Capital Markets - Analyst
Aldo Mazzaferro Macquarie Research - Analyst

PRESENTATION

Operator

Good afternoon and welcome to the Worthington Industries' conference call regarding the Company's February 23, 2015 news release. All participants will be able to listen only until the question-and-answer session of the call. This conference is being recorded at the request of Worthington Industries. If anyone objects you may disconnect at this time. I would like to introduce Miss Cathy Lyttle, Vice President of Corporate Communications and Investor Relations. Ms. Lyttle, you may begin.

Cathy Lyttle - Worthington Industries, Inc. - VP Corporate Communications & IR

Thanks John, good afternoon. Thank you for joining us. Our conference call is a follow-up to our news release regarding our expectation of weaker third quarter results earlier this week. As reminder certain statements made on this call are forward-looking within the meaning of the 1995 Private Securities Litigation Reform Act. Therefore, these statements are subject to risks and uncertainties and could cause actual results to differ from those suggested. Please review our news release issued on Monday for more detail on those factors that could cause actual results to differ materially.

If you would like it listen to today's call again, you can do so later by listening to the replay on our website. Andy Rose, Executive Vice President and Chief Financial Officer, is available to respond to questions. However, we remind you that we are not giving guidance. We will not be discussing the details of our third quarter results. We invite you to join us on March 26th for our call to discuss those results. Before we open for questions Andy has a few remarks.

Andy Rose - Worthington Industries, Inc. - VP, CFO

Good afternoon everyone. As Cathy mentioned, Worthington Industries does not provide earnings guidance and we're not changing that practice. However, in light of the changing steel price environment we decided to issue a revised outlook during the quarter.

There are many factors involved in what we will report when we finalize our third and fourth quarter earnings, but it has become clear over the past several weeks that the decline in steel prices will have a material negative impact for at least the next couple of quarters and potentially longer if steel prices continue to fall. This negative headwind combined with some lingering operational issues and softness in the oil and gas and agricultural end markets are going to make it difficult to achieve our objective of continuing to grow our earnings and cash flow year-over-year.

Overall, Worthington Industries is still generating solid EBITDA from its operations as we enter our seasonally strong fourth quarter. We have a strong balance sheet and significant liquidity available to us to continue executing our strategy which will continue to include acquisitions and share repurchases. Throughout much of our business volumes are healthy, including in steel processing and many of our pressure cylinder operations. In Engineered Cabs our problems are more cost related and primarily concentrated in one facility. Before taking questions I would also like to address our price risk management capabilities in Steel Processing where there seems to be some confusion.

We run a balance risk position which means that when we sell to a customer under contract, we mirror that purchase with a mill buy. When prices rise or fall under this scenario, we do not experience dollar gains or losses on the sale because the base index moves along with the steel price and is passed through to the customer. We are a spread business and our objective is to maintain that spread and minimize our exposure to price changes.

However, not all of our inventory is mirrored as outlined above. We carry around 240,000 tons of what we call base inventory that we have purchased previously is not matched up with a contract and will be sold at prevailing market prices. One way to think of this is it's the amount of inventory that we need to run our business so that we can meet customer delivery requirements and service spot market orders. It is the float in our plants that we need to run on a day to day basis that is not specifically allocated to a customer.

This base inventory essentially flows through our cost of goods sold in a time frame that approximates our inventory days on hand. If the price of steel has fallen when the base inventory is sold we have lower margins, or FIFO losses. Conversely, if the price of steel has risen when it's sold, we have higher margins, or FIFO gains.

I continue to believe that we're on the cutting-edge of price risk management in the steel processing industry and have high confidence in our team leading this effort. However, we will never be able to completely eliminate the price volatility in our business although we have significantly reduced our exposure with price risk management and by reducing the days on-hand inventory that we require to run our business. With that, I will be glad to take questions.

QUESTION AND ANSWER

Operator

(Operator Instructions). We'll first go to Luke Folta with Jeffries. Please go ahead.

Luke Folta - Jefferies & Company - Analyst

Hey Andy.

Andy Rose - Worthington Industries, Inc. - VP, CFO

Hey Luke.

Luke Folta - Jefferies & Company - Analyst

I get the moving parts in terms of the inventory holding effects. I was hoping maybe you might want to at least help us quantify what that effect could be for the third quarter. And I guess you don't want to give guidance, but is there any way to single out that piece in terms of how we should think about that magnitude in 3Q, and then I imagine this will also be a fourth quarter issue as well?

Andy Rose - Worthington Industries, Inc. - VP, CFO

We do our best internally to try and quantify that, Luke, but I will tell you it's a moving target. You may have noticed just this morning, the monitor price for hot rolled is down another $9, I think, to $508, and our quarter is not closed so, again, in the spirit of us not giving guidance I could probably give you an estimated number but the only thing I know for sure is it's probably not correct and so we're going to not do that.

Luke Folta - Jefferies & Company - Analyst

Okay.

Andy Rose - Worthington Industries, Inc. - VP, CFO

The only thing we have said is obviously the price has fallen over a $100 a ton since mid-December and at some point it's going to stop going down, but it it doesn't appear that's happened yet.

Luke Folta - Jefferies & Company - Analyst

Alright. And in terms of whatever that number is, the significant decline in earnings in the third quarter this year versus last year, any sense of rough magnitude of how much of that significant amount is due to this change in steel price versus costs in Cabs or lower demand on energy and AG? Real rough terms?

Andy Rose - Worthington Industries, Inc. - VP, CFO

I'm not sure.

Luke Folta - Jefferies & Company - Analyst

Mostly just a steal price issue and then these other things are sort of smaller factors?

Andy Rose - Worthington Industries, Inc. - VP, CFO

That's a good question. Again, it's hard for me to draw the pie chart. Cathy was just drawing a pie chart. I would say the reason the primary driver of what's changed since December, or what's materially different in our business, is that steel prices have fallen very quickly and we have started to see what we think are the beginnings of softness in oil and gas. We hadn't seen that yet in mid-December. Essentially the rest of our business is kind of status quo.

Luke Folta - Jefferies & Company - Analyst

Okay. And then in terms of how you price your products in Steel, most other distributors tend to have a fixed gross percentage margin that's relatively consistent over time, and I have always thought of your business as more of a dollar per ton pricing. Or, you see generally more consistent per ton earnings numbers over time and, correct me if I'm wrong on that. And I think as we think about that going forward if, just to throw out some random numbers, if the new normalized top end number goes from six something to five something, X inventory, does that change your prospects in terms of gross margin per ton or EBIT for ton and steel?

Andy Rose - Worthington Industries, Inc. - VP, CFO

I mean the first part of your question is correct. We price sort of based on a dollar spread per ton and so that's why we maintain that consistency and that metric that you mentioned. There is actually an upside to falling steel prices. Once that inventory moves through our system and the price stabilizes, obviously, we require less working capital. So, there's actually a free cash flow benefit that happens here. And I think you had asked about margins. On a lower steel price if we're pricing on a dollar per ton, we should have all things being equal a higher margin percentage in a flat steel environment.

Luke Folta - Jefferies & Company - Analyst

Right. Okay. I just wanted to make sure I understood that. And just one last for me. That base inventory, the 240,000 tons that you carry as work in process, I was under the impression that you hedged that or at least a portion of that. Is that not the case?

Andy Rose - Worthington Industries, Inc. - VP, CFO

That's not the case. Again, we have very exciting debates internally about this. I mean it's really driven by the accounting convention that we use, which is FIFO first in, first out. And that's why we have an account for it this way. If we were on LIFO we wouldn't have the same impact, but there's other issues associated with LIFO so we've stuck with FIFO because we think it's the best way to account for our business.

Luke Folta - Jefferies & Company - Analyst

Okay. And thanks for doing this call.

Andy Rose - Worthington Industries, Inc. - VP, CFO

Thank you.

Operator

Our next question is from John Tumazos with John Tumazos Very Independent Research. Please go ahead.

John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

Thank you for making yourselves available to bring us up to speed. To summarize, the suspended ceilings business is the same as when you gave outlook a couple months ago. Are any of the other joint venture businesses substantially different?

Andy Rose - Worthington Industries, Inc. - VP, CFO

I wouldn't say anything is substantially different, John. The only thing that you might see, and really you could see this in ceilings and in framing, is when customers know prices are going down, they will delay their purchases. They can't delay them for quarters, but they can delay them for weeks, sometimes even a month, and so you will see a little bit of shift from a volume standpoint from one month to a further month out if that makes any sense. But I wouldn't say it affects... The end market demand is not substantially different. It's just the timing of the purchases.

John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

Should we worry that the joint venture businesses other than suspended ceilings, the various businesses that are more core steel bending and manufacturing, are pickling and cold rolling and galvanizing, et cetera is there a risk that they collectively have a net loss?

Andy Rose - Worthington Industries, Inc. - VP, CFO

In the joint ventures?

John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

The joint ventures other than WAVE sort of collectively?

Andy Rose - Worthington Industries, Inc. - VP, CFO

I would certainly hope not. Even though we have I think ten or eleven total joint ventures in the equity income line there's only four that are material and I would not expect them to lose money, no.

John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

Last week your partner in WAVE, Armstrong World, said they're going to restructure, splitting into two companies, a ceilings company and a flooring company, and it was interesting reading their disclosure. Their aggregate enterprise value is about 50% more than Worthington, like Worthington, WAVE is a very big piece. Is there any opportunity for Worthington vis-a-vis this ceiling company that Armstrong is providing? On the surface it made Worthington stock look cheaper because Armstrong has a higher enterprise value and it's hard to tell what's different except that Armstrong usually earns less money. I don't know if you were studying your ceiling partners, new ceiling company.

Andy Rose - Worthington Industries, Inc. - VP, CFO

All I can say on the announcement from Armstrong is we have a close working relationship with the Armstrong senior leadership team, three of them are on the WAVE Board as there are three Worthington folks, including myself. They called us to walk us through the announcement and essentially they have assured us that the joint venture is obviously very important to them as it is to us. It's a competitive advantage for them in their ceilings business and has been for 23 years and it's something that they expect to continue to be the case. So we don't anticipate any change in that relationship.

John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

Status quo. They didn't try to buy you out? I'm kidding with you a little bit, Andy.

Andy Rose - Worthington Industries, Inc. - VP, CFO

I'm laughing.

John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

Thank you.

Operator

Our next question is from Phil Gibbs with KeyBanc Capital Markets. Please go ahead.

Phil Gibbs - KeyBanc Capital Markets - Analyst

Hey. Good afternoon. A question just on the energy piece. I think we all expected this to occur in due time, but anything you could provide us as far as a specific region as far as whereas maybe some of the weakness is coming from? Or, more related oil or gas or is it just sort of a widespread view here? And I will also think some of the storage tanks should be holding up a little bit better than maybe some of the drilling equipment.

Andy Rose - Worthington Industries, Inc. - VP, CFO

Yes. The short answer I guess, Phil, is it's somewhat customer specific and it is somewhat region specific. But I guess, maybe just to make a blanket statement on oil and gas, some of you may know we made a change to the leadership of that business unit recently. We have a team of folks very much focused on right-sizing that business based on what we expect to happen as well as correcting some of the operational issues that we had in one of our facilities. It's a scalable business. That's the good news. It's essentially labor and material.

There's not a ton of fixed assets in the business so we can scale it down. It continues to contribute meaningful EBITDA to the Company, but there's no question that we will feel the impact of lower oil prices. I will tell you, this business has been growing very quickly and we have acquired several companies over the last couple of years. We're going to use the down cycle as an opportunity to really inject our transformation and improve our operational performance.

We'll also use it to drive some of our higher technology separator for products across our customer base and across different geographies. Just as an addendum, our newly reconstituted transformation team, you may have seen the press release on the hiring of DJ Johnson, they just began running their operations play book in one of those facilities. They're soon going to roll out their commercial play book as well.

And just like we did in steel processing five years ago we had just started transformation and we really used the slowdown to improve that business so that when the market recovered we were much more profitable, much more efficient with working capital and much better at servicing our customers and I think the plan would be exactly the same here.

Phil Gibbs - KeyBanc Capital Markets - Analyst

Thanks, Andy. So it sounds like DJ is then starting on the energy side of things?

Andy Rose - Worthington Industries, Inc. - VP, CFO

Correct.

Phil Gibbs - KeyBanc Capital Markets - Analyst

Okay. And then some of the higher manufacturing costs you've endured in Cabs and Cylinders, any thoughts on when those might ease? In your release and in your comments here you've pointed to some carryover from Q2 and into Q3 and we know it's not going to be overnight that these go away, but anything you can comment on as far as how you're addressing or attacking these issues? Thanks.

Andy Rose - Worthington Industries, Inc. - VP, CFO

Yes. Let's take them separately. In oil and gas, maybe just to continue on that path, I would say that one is complicated and maybe a little more murky just because you've got some demand decline in their end market. And so what was an operational problem because we added a second shift and changed some product mix is probably a separate issue now, which is scaling the business correctly. And that will give us opportunities to migrate where we're manufacturing certain products and optimize, I'll call it, the platform.

So, I would expect some of the issues in oil and gas, at least the one specific that we call out in December, I know it's being addressed as we speak to a certain degree, but it's also the game plan there has changed a little bit. With respect to cabs, we're obviously working very hard to remedy the situation in our South Carolina Cabs plant.

We already have a plan in process to mitigate the losses that we're incurring there, but I will tell you we're considering the full spectrum of alternatives. Without giving a specific deadline, all I can say is that the losses that we're incurring there are unacceptable. We're working very hard on a plan to change that and we're not going to allow those losses to continue for an extended period of time. I mean we've got a handful of different paths we can go, but change is coming.

Phil Gibbs - KeyBanc Capital Markets - Analyst

Okay. And then just lastly if you could just give us a sense of the path of Cylinders in the third quarter? You talked about earnings being significantly down year-on-year, but should we think about Cabs just because of the pull, call it the weakness, in energy as being a headwind relative to your last quarter?

Andy Rose - Worthington Industries, Inc. - VP, CFO

I'm not sure what exactly you were asking there, but, part of this announcement was based on expectations, right? We have been pushing very hard to grow our Company year-over-year and for a couple of the reasons that we mentioned in the press release and in my previous comments that has become something that we're not as confident that we can achieve. It's hard for me to say quarter-over-quarter whether Cylinders is going to do better sequentially or not because the quarter is not closed. I have only got two-thirds of the quarter, I don't have all the month end adjustments and other things that go into that so at the end of the day, I mean, that business overall certainly feels like it's still growing.

We've been doing acquisitions, we've been pushing a number of initiatives. But the offset to that is, obviously, we've got some softness in one of their key end markets. But, again, from Worthington Industries' standpoint oil and gas is less than 10% of our overall revenue. For cylinders it's a higher percentage. It's probably just north of 20%. 20%, to 25%, something like that.

Phil Gibbs - KeyBanc Capital Markets - Analyst

Thanks, Andy.

Andy Rose - Worthington Industries, Inc. - VP, CFO

Yes.

Operator

And we have a question from Aldo Mazzaferro with Macquarie. Please go ahead.

Aldo Mazzaferro - Macquarie Research - Analyst

Hi, Andy. Thank you for taking the call. I've got a couple questions on the cash flow. I was wondering if you could quantify a little bit what you might expect to get out of working capital in the second half of the year? And a related question is on your stock repurchase plan, would you go into purchasing shares with borrowed funds to maintain the pace of that plan in the second half?

Andy Rose - Worthington Industries, Inc. - VP, CFO

Well, the first question is a little bit difficult to predict. The one thing I will say is the single biggest driver of working capital for us is steel prices.

So in an environment where prices are declining I would expect working capital to be a meaningful source driver of cash. In terms of dollars, we're in the process of updating our forecast right now so it's hard for me to predict. I would expect it would be tens of millions of dollars would be the likely scenario there.

Aldo Mazzaferro - Macquarie Research - Analyst

Right. Great. Andy, another question I had is you mentioned that the $100 a ton decline in hot roll price, that would be something like, I don't know, 12%, 13% off the high and I'm wondering, can you give us a rule of thumb if hot roll prices were to fall 12%, 13% what do you think given your mix adjustments and everything, whether do you think your average selling price might change?

Andy Rose - Worthington Industries, Inc. - VP, CFO

The problem with me giving you an answer on that is it's not only the size of the fall. It's also the pace of the fall.

Aldo Mazzaferro - Macquarie Research - Analyst

Yes.

Andy Rose - Worthington Industries, Inc. - VP, CFO

Because, as an example, if we're carrying 65 days of inventory, if it falls $100 over 65 days, it has a significantly less impact than if it falls $100 over 30 days.

Aldo Mazzaferro - Macquarie Research - Analyst

Right. Got you.

Andy Rose - Worthington Industries, Inc. - VP, CFO

And that's really part of the issue here and why it's a more meaningful impact just because the price has fallen very quickly. It was I think 597 January 6th, or something like that, and so at the end of February we're at 508, 509.

Aldo Mazzaferro - Macquarie Research - Analyst

Right. So, Andy, you think it's fair to say, though, that you would use a little more financial leverage to use the opportunity to buy shares at a great price here? Or do you think you would want to maintain your strong balance sheet? I know you got a strong balance sheet. It's not a big deal one way or the other. I'm just wondering what you're thinking about, sense of priorities as to would you like to get the shares repurchased and use the balance sheet, or would you like to just wait for the cash flow to come through?

Andy Rose - Worthington Industries, Inc. - VP, CFO

Yes. I would say our style is not historically been to think huge leverage recap to go buy back stock. That's what your implication is, but absolutely we look at our share price and when we think about capital allocation, I have a very simple mind on this, which is we will invest in our business in CapEx, we pay a dividend. Obviously, that's been established in terms of our payout level there and then the other two options are really M&A. And M&A is something we're active at and we're pursuing, but you can't control the timing of acquisitions.

So to the extent we have capital and we think our share price is attractive, absolutely. We're going to maybe step on the gas pedal a little bit when we see opportunities to do that and we've certainly been buying back stock over the last several quarters. We were buying back stock in the third quarter early on after the quiet period opened after we closed the Rome acquisition. And you have seen in the press release that we filed a 10b-51 so I will let the body language speak for itself, but I think the answer is yes.

Aldo Mazzaferro - Macquarie Research - Analyst

Great. Well, thank you very much.

Operator

(Operator Instructions). And we do have a follow-up from Phil Gibbs. Please go ahead.

Phil Gibbs - KeyBanc Capital Markets - Analyst

I had a follow-up on piggyback off of what Aldo was asking but maybe in a little bit of a different way. The CapEx for this year I think we were looking something around $90 million or $100 million. Can you remind us what the uses of growth capital are this year and how you're thinking about some of those projects now and over the long-term? Thanks.

Andy Rose - Worthington Industries, Inc. - VP, CFO

Yes. The good news is our CapEx is higher this year and is forecasted to be higher. Probably two-thirds of that spend is some form of capacity expansion. The single biggest project is we're building a cryogenics plant in Turkey. That's just north of $20 million.

We've also added capacity into our cold-rolled strip steel business, we've add some annealing capacity and that business you've heard us mention. That's one of the reasons we did the Rome acquisition also, is to add not only new customers, but also to add much needed capacity into that business.

We've done some work in Europe in our Austria facility. Part of the CapEx was because we actually had a fire there that burned down a massing plant. We had to rebuild that, and then we had another small fire, and we've also done some significant maintenance there. But most of the other stuff is not big projects. TWB is another example where we have opened a new facility. We've also added some new laser welding lines. That business is performing very well. They were reaching capacity there. So that's an overview.

Phil Gibbs - KeyBanc Capital Markets - Analyst

Thanks very much.

John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

And we do have a follow-up John Tumazos. Please go ahead.

Andy, is it fair to characterize the change in outlook as a pinching of margins and that there's no permanent damage and we shouldn't be concerned about impairments in Cabs, or impairments in oil and gas tanks, or one time inventory charges like lower of cost write-offs?

Andy Rose - Worthington Industries, Inc. - VP, CFO

My comments, John, on the business are not trying to address asset impairments or other, I'll call it, non cash charges. My comments are on the underlying operating performance of the businesses. Things like impairments, we look at quarter end, we look at year-end, at certain times during the year, or if there's some kind of a triggering event. I don't want to go through all the different accounting conventions because everybody will hang up on me, but, those things tend to be non cash in nature. I'm not saying they're not significant because they can be significant, but, at the end of the day that's cash we have already spent and it's really more of an accounting convention at that point.

John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

Thank you.

Operator

And with no further questions I will turn it back to you, Mr. Rose for any closing comments.

Andy Rose - Worthington Industries, Inc. - VP, CFO

Sure. Great. So thanks everyone for joining us today. I appreciate the time. Maybe just in closing, to reiterate a point that I said. We still feel very good, the Company is performing at a high level relative to historical levels.

We obviously go through periods of declining steel prices occasionally which are going to temporarily compress our margins, and we also occasionally have operational issues to deal with. The unfortunate side I think right now is that we have a little bit of both going on, but at the end of the day, as I try and remind people, this is not 2008, the outlook is not bleak. The economy is generally relatively healthy and with the exception of probably oil and gas and agriculture many of our end-markets are continuing to do better.

So our message really is that the confluence of a few headwinds has led us to question whether or not we can achieve year-over-year growth in our earnings, but that's our objective. We're setting a very high standard for performance and we expect to grow every year and we have said that and, because of some of these issues it's going to be a little bit of an uphill battle here as we enter the fourth quarter. It doesn't mean we've given up on it because we're still entering the strongest, what is typically, the strongest selling season for the Company. So we're hopeful, but we'll speak to you at the end of March and we'll give you an update on how things progressed. Thanks for your time.

Operator

Ladies and gentlemen, that does conclude your conference for today. Thank you for your participation. You may now disconnect.

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